EXHIBIT 4.11

FORM OF SECURITY PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between AMERICAN BIO MEDICA CORPORATION, a New York corporation, with headquarters located at 122 Smith Road, Kinderhook, New York 12106 (the "Company"), and the undersigned (the "Buyer").

WITNESSETH:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

WHEREAS, the Company has delivered to Buyer and Buyer acknowledges receipt of a copy of the Confidential Private Placement Offering Memorandum, dated July 7, 2008, bearing identification number ___________ (together with all exhibits and any amendments or supplements thereto, the “Disclosure Document”); and

WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, 10% Subordinated Convertible Debentures Series A of the Company (the "Debentures"), which will be convertible into shares of Common Stock, $0.01 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Debentures (the Common Stock and the Debentures sometimes referred to herein as the "Securities"), and subject to acceptance of this Agreement by the Company;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           DEFINITIONS

Capitalized terms used herein shall have the same meanings as are ascribed to such terms in the Disclosure Document unless otherwise defined herein.

2.           AGREEMENT TO PURCHASE; PURCHASE PRICE.

a.           Purchase. The undersigned hereby agrees to purchase from the Company Series A Debentures, in the principal amount set forth on the signature page of this Agreement, having the terms and conditions and being in the form attached hereto as Annex I, out of a total offering of up to $1,500,000 of the Series A & Series B Debentures. The purchase price for the Series A Debentures (the “Purchase Price”) shall be as set forth on the signature page hereto and shall be payable in United States Dollars.

b.           Form of Payment. The Buyer shall pay the purchase price for the Debentures by delivering immediately available good funds in United States Dollars to Cantone Research, Inc. (the “Placement Agent”) in an amount equal to the principal amount of Debentures being so purchased. Promptly following payment by the Buyer to the Placement Agent of the purchase price of the Debentures, the Placement Agent shall deliver the Debentures duly executed on behalf of the Company to the Buyer.

c.           Closing Date. The Closing Date shall be that date designated by the Placement Agent for the delivery by the Company to the Placement Agent of the executed Series A Debentures and the Private Placement Memoranda. The Closing Date shall not be more than fourteen (14) days after the date of the Series A Debenture Placement Agreement.

d.           Series A Completion Date. The Series A Completion Date shall be that date on which the Placement Agent shall have notified the Company in writing that (i) it has placed (and to the best of its knowledge, the Company has accepted the placement of) $750,000 in principal amount of Series A Debentures, or (ii) after having used its best efforts, it has placed all of the Series A Debentures that it is able to place with investors willing to purchase the same; or (b) the Company shall have notified the Placement Agent in writing that it is exercising the Company's Limitation Right (as defined in the Series A Debenture Placement Agreement).

e.           The Buyer understands that the funds which accompany this Purchase Agreement will be held in escrow by the Placement Agent, in accordance with Securities and Exchange Commission Rule 15c2-4, and will be returned promptly, together with any net interest earned and received thereon, in the event that at least $250,000 in principal amount of Debentures are not subscribed for and accepted and the payments therefore are not received by July 28, 2008, unless such date is extended by mutual agreement of the Company and the Placement Agent.

3.           BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

a.           Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement (as defined below), the Buyer is purchasing the Debentures and will be acquiring the shares of Common Stock issuable upon conversion of the Debentures (the “Shares”) for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

b.           The Buyer is (i) an "accredited investor" as that term is defined in Rule 501(a) of Regulation D issued under the 1933 Act and (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able to understand and appreciate the risks of such investments, and, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities;

c.           All subsequent offers and sales of the Debentures and the Shares by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration;

d.           The Buyer understands that the Debentures are being offered and sold, and the Shares are being offered, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Debentures and to receive an offer of the Shares;

e.           The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debenture and the offer of the Shares, which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's SEC Documents (as defined in Paragraph 4.g below).

f.           The Buyer understands that its investment in the Securities involves a high degree of risk;

g.           The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

h.           This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

i.           Neither the Buyer, nor any affiliate of the Buyer, will enter into, any put option, short position, or other similar position with respect to the Debentures or the Shares.

j.           Notwithstanding the provisions hereof or of the Debentures, in no event, unless otherwise provided herein, shall the holder be entitled to convert any Debenture to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture), and (2) the number of shares of Common Stock issuable upon the conversion of the Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyer and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, the Company and Buyer agree that until the Company either obtains shareholder approval of the issuance of the shares of Common Stock upon conversion of the Debentures and exercise of the Warrants herein described, or an exemption from NASDAQ’s corporate governance rules as they may apply to such issuable shares, the Buyer may not and will not convert the Debentures into more than 19.9% of the shares of Company's Common Stock outstanding on the date hereof (the "Common Share Limit").

4.           COMPANY REPRESENTATIONS, ETC.

The Company represents and warrants to the Buyer that:

a.           Concerning the Shares. The Company’s Certificate of Incorporation grants no preemptive rights to any stockholder of the Company to acquire the Common Stock.

b.           Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure to so qualify would not have a material and adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company. The Company has registered its Common Stock pursuant to Section 12 of the Exchange Act, and the Common Stock is listed and traded on the NASDAQ Capital Market. The Company shall promptly provide to holders of the Debentures copies of any notices it receives regarding the continued eligibility of the Common Stock for listing on the NASDAQ Capital Market.

c.           Authorized Shares. The Company has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Debentures. The Shares have been duly authorized and, when issued upon conversion of the Debentures, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

d.           Securities Purchase Agreement; Registration Rights Agreement and Stock. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as Annex II (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Debentures will be duly and validly authorized and, when executed and delivered on behalf of the Company in accordance with this Agreement, will be valid and binding obligations of the Company in accordance with their terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

e.           Non-contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Debentures do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) to its knowledge, any order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein. The Company is not in violation of any material laws, governmental orders, rules, regulations or ordinances to which its property, real, personal, mixed, tangible or intangible, or its businesses related to such properties, are subject.

f.           Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

g.           SEC Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act and, except as set forth in the Disclosure Document, the Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC under the Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the " Company’s SEC Documents"). The Company, through its agent, has delivered to the Buyer true and complete copies of any and all SEC Documents (except for exhibits and incorporated documents) requested by the Buyer. The Company has not provided to the Buyer any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

h.           Absence of Certain Changes. Except as set forth in the Disclosure Document or the Company’s SEC Documents, since December 31, 2007, there have been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company.

i.           Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally) or as disclosed in the documents referred to in Section 3(e), that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

j.           Absence of Litigation. Except as disclosed in the Company’s SEC Documents, which the Buyer has reviewed, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business or financial condition of the Company or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

k.           Absence of Events of Default. Except as set forth in the Disclosure Document or the Company’s SEC Documents, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

l.           Prior Issues. During the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities.

5.           CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.           Transfer Restrictions. The Buyer acknowledges that (1) the Debentures have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

b.           Restrictive Legend. The Buyer acknowledges and agrees that the Debentures, and, until such time as the Shares has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective registration statement ("Registration Statement"), the Shares issued to the Holder upon conversion of the Debentures shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Debentures and such Shares):

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

c.           Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement, in substantially the form attached hereto as Annex II, simultaneously with the signing of this Securities Purchase Agreement.

d.           Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Debentures to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market.

e.           Reporting Status. So long as the Buyer beneficially owns any of the Debentures, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

f.           Use of Proceeds. The Company will use the proceeds from the sale of the Debentures (excluding amounts paid by the Company for its costs of issuance in connection with the sale of the Debentures) for working capital, and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other person.

g.           Call Option. The Company shall have the right to redeem any Debentures which have not theretofore been surrendered for conversion, which right shall be exercised by delivering a notice of redemption to the Holder, at any time within ninety (90) days after any date upon which the closing price of the Common Stock on the NASDAQ Capital Market for a period of twenty (20) consecutive trading days has equaled or exceeded $2.00 per share.  The redemption price shall be an amount equal to the Debenture’s face value plus $0.05 per underlying common share, or $525 for each $500 in principal amount of the Debentures. The Company shall give the Buyer sixty (60) days notice to either convert the Debenture to Shares of Common Stock or the Company will redeem as set forth above.

h.           Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield the number of shares of Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Debentures.

i.           Right of Participation. As long as the Debentures remain outstanding and payable to the Buyer, the Company shall provide reasonable prior written notice to the Buyer, through Cantone Research, Inc. as its agent, of any new offering of securities undertaken by the Company, and the Buyer shall have an opportunity to participate in such offering, if qualified.

j.           Non-Public Information. The Company shall in no event disclose non-public information to the Buyer, advisors to or representatives of the Buyer unless prior to disclosure of such information the Company marks such information as "Non-Public Information - Confidential" and provides the Buyer, such advisors and representatives with a reasonable opportunity to accept or refuse to accept such non-public information for review. Nothing herein shall require the Company to disclose non-public information to the Buyer or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any Buyers who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Buyer and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the registration statement, would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing herein shall be construed to mean that such persons or entities other than the Buyer (without the written consent of the Buyer prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

k.           Additional Covenant. As long as there are Debentures outstanding and payable to Buyers, the Company shall be prohibited from issuing any variable priced equity linked securities.

6.           CONVERSION PROCEDURES

a.  Each $500 in principal amount of the Debentures shall be convertible into 666.67 shares of Common Stock.

b.  In order to effect the conversion of all or part of the Debenture, the Debentureholder shall issue a notice of conversion substantially in the form attached hereto as Exhibit A to Annex I  (the "Notice of Conversion") which may be by facsimile and surrender the Debenture for conversion if the Debenture is not already in possession of the Company. Each conversion of all or any portion of the Debenture will be deemed to have been effected as of the close of business on the date on which such Notice of Conversion is delivered to the principal office of the Company via facsimile. At such time as such conversion has been effected, to the extent that any portion of the Debenture is converted, the rights of the Debentureholder with respect to such portion of the Debenture shall cease and the Debentureholder shall be deemed to have become the holder of record of the shares of Common Stock represented thereby.

c.  No fractional shares of Common Stock shall be issued upon conversion of the Debenture. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall round up to the nearest whole of Common Share.

d.  The Company shall, immediately upon receipt of a Notice of Conversion, issue and deliver to or upon the order of such Debentureholder, against delivery of the Debentures which have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled and such certificate or certificates shall not bear any restrictive legend; provided (a) the shares of Common Stock evidenced thereby are sold pursuant to an effective registration statement under the 1933 Act, (b) the holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale of such shares may be made without registration under the 1933 Act, or (c) such holder provides the Company with reasonable assurance that such shares can be sold free of any limitations imposed by Rule 144, promulgated under the 1933 Act. The Company shall cause such issuance and delivery to be effected within five (5) business days and shall transmit the certificates by messenger or overnight delivery service, or via the DWAC system, to reach the address designated by such holder within five (5) business days after the receipt of such notice.

7.           GOVERNING LAW:  MISCELLANEOUS.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Albany or the state courts of the State of New York sitting in the City of Albany in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

8.           NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) by personal delivery, or (b) by fax or electronic messaging (with confirmation of receipt), (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, or (iii) three business days mailing by international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days advance written notice to each of the other parties hereto.

COMPANY:	AMERICAN BIO MEDICA CORPORATION
122 Smith Road
Kinderhook, New York 12106
ATTN: Corporate Secretary/Chief Compliance Officer
Telephone: 518-758-8158
Facsimile: 518-758-8171
Email: mdwaterhouse@abmc.com

With a copy (which shall not constitute notice) to:

NOLAN & HELLER, LLP
39 N. Pearl Street
Albany, New York 12207
ATTN: Richard L. Burstein, Esq.
Telephone: 518-449-3300
Facsimile: 518-432-3123
Email: rburstein@nolanandheller.com

BUYER:	At the address set forth on the signature page of this Agreement.
9.           SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Company's representations and warranties shall survive the execution and delivery hereof of this Agreement and the delivery of the Debentures and the Purchase Price, and shall inure to the benefit of the Buyer and the successors and assigns thereof.

10.           SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(signature page follows)

SIGNATURE(S) FOR INDIVIDUALS

IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Agreement to be duly executed on this ____ day of ______, 2008.

Printed Name of Buyer:
Address:	C/O Cantone Research, Inc.
766 Shrewsbury Avenue
Tinton Falls, NJ 07724

Telephone: 732-450-3500 (Cantone Research, Inc.)

Social Security No.:_______________________________

Signed by:_______________________________

AGGREGATE PURCHASE PRICE OF DEBENTURE:   ___________

SIGNATURE(S) FOR ENTITIES

         IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Agreement to be duly executed on its behalf by the Buyer or one of its officers this ____ day of ______, 2008.

Printed Name of Buyer:
Address:	C/O Cantone Research, Inc.
766 Shrewsbury Avenue
Tinton Falls, NJ 07724

Telephone: 732-450-3500 (Cantone Research, Inc.)

EIN:___________________________

Signed by:___________________________

Printed Name & Title:___________________________

AGGREGATE PURCHASE PRICE OF DEBENTURE:__________

       This Agreement has been accepted as of the date set forth below.

AMERICAN BIO MEDICA CORPORATION

By:
Stan Cipkowski, Chief Executive Officer

ANNEX I
To Securities Purchase Agreement

FORM OF SERIES A DEBENTURE

(FILED WITH THIS REGISTRATION STATEMENT AS EXHIBIT 4.12)

ANNEX II

REGISTRATION RIGHTS AGREEMENT

(FILED WITH THIS REGISTRATION STATEMENT AS EXHIBIT 4.13)